Exhibit 99.1

Rurban Financial Corp. Reports 2012 First Quarter Results

DEFIANCE, Ohio, April 24, 2012 (GlobeNewswire) -- Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “the Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the first quarter ended March 31, 2012.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or “the Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the quarter ended March 31, 2012, Rurban reported net income of $0.97 million, or $0.20 per diluted share, compared to net income of $11,000, or $0.00 per diluted share for the quarter ended March 31, 2011, and net income of $0.27 million, or $0.06 per diluted share, for the quarter ended December 31, 2011.

Key items for the 2012 first quarter include:

•	Rurban continues to build profitability, reporting a fifth consecutive quarter of positive earnings and a quarterly ROA of 61 basis points.

•	Noninterest income benefited from strong first quarter 2012 mortgage banking activity. Net mortgage banking revenue of $1.5 million was the second strongest quarter ever, based on strong loan sales ($64.2 million), a fairly robust spread (1.84 percent) and a favorable mortgage servicing valuation adjustment due to lower refinancings.

•	Quarterly noninterest expense appears to have stabilized at approximately $6.7 million, reflecting a halt to the downsizing of RDSI. Full-time equivalent employees declined by 24, or 11 percent, since March 31, 2011 and by seven since year-end 2011.

•	Portfolio loans increased $17.6 million, or 4.2 percent, over the past twelve months; this loan growth consisted primarily of commercial real estate and commercial non-real estate loans.

•	Year over year, nonperforming assets declined by $4.4 million, or 31 percent, to $9.9 million, or 1.54 percent of total assets. Reserve coverage of nonperforming loans at quarter-end was 82 percent compared to 49 percent at March 31, 2011.

•	On a consolidated level, Rurban’s tangible leverage improved by 75 basis points from the prior year. At 4.88 percent, it still remains a focus of management attention.

Mark Klein, President and Chief Executive Officer of Rurban Financial Corp., stated, “This has been another encouraging quarter for us. We have seen greater stability in our earnings stream, as well as stronger profitability. Our entire organization appears to be moving in a positive direction, perhaps at different rates, but still making discrete progress step by step.

“Loans are growing at a comfortable rate, along with low-cost deposits. Our fee-based businesses continue to make a strong contribution; this quarter, they provided 42 percent of total revenue. Our mortgage bankers have started off the year with an exceptionally strong first quarter for originations, assisted by a less frenetic level of refinancing activity. This has provided the basis for near-record mortgage banking revenue in the first quarter of the year. We are in the process of expanding our highly successful Columbus mortgage lending operation, and we will shortly have a second office in place.

“Although we have stepped up virtually every source of revenue, our data services operation, RDSI, still lags behind, constrained by regulatory and other factors from marketing its expanded product line. The Bank has taken data processing in-house, and will continue to provide what RDSI has done for us in the past. We believe this will be a more efficient solution for all parties concerned. With a more modest infrastructure firmly in place, and management realigned to focus on item processing, RDSI is solidly positioned to move ahead once the constraints have been lifted.

“We look to the rest of the year with tempered optimism. We have made tremendous progress by leveraging upon the strengths of our people: to build revenue, to create greater efficiencies, and to connect in meaningful ways with our customers. We plan to continue down this successful path.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income fully tax equivalent (FTE) and noninterest income from operations, was $8.5 million for the first quarter of 2012, up $0.53 million, or 6.7 percent, from the first quarter of 2011, but lower by $0.3 million, or 3.8 percent, from the linked quarter.

Net interest income (FTE) for 2012 first quarter was $5.0 million, down one percent year over year, from the combined impact of minor declines in earning assets and net interest margin. The net interest margin (FTE) was 3.60 percent for the first quarter 2012 compared to 3.61 percent for the first quarter of 2011. Continued downward pressure on earning asset yields is driving margin compression, since the cost of interest-bearing liabilities has stabilized relative to the continued decline in earning asset yields.

Noninterest Income

Noninterest income was $3.6 million for the first quarter of 2012, an increase of $0.7 million, or 25.1 percent, from the $2.9 million reported for the first quarter 2011. Noninterest income benefited primarily from strong mortgage loan sales for the first quarter of 2012 compared to the year-earlier first quarter.

Data Services

($’s in thousands)	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011
Data Processing & Network Services	177	320	292	302	367
Payment Solutions	708	720	784	823	927
Contract Buyout	551	-	-	519	-
RDSI Gross Revenue	1,436	1,040	1,076	1,644	1,294
Less: Intercompany	(793)	(369)	(333)	(340)	(382)
Net Data Services Fees	$643	$671	$743	$1,304	$912

Gross revenue generated by RDSI, including services provided to Rurban/State Bank, was $1.44 million for the first quarter of 2012. Of this total, $0.55 million consisted of one-time contract buyout fees from former clients, including $0.46 million paid by State Bank to RDSI following State Bank’s purchase of data processing software and equipment from RDSI. Net data services fees, excluding Rurban/State Bank intercompany transactions, were $0.64 million in the first quarter of 2012, down $0.27 million from the year-ago quarter.

Mortgage Banking

	Three Months Ended
($’s in thousands)	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011
Mortgage originations	68,331	85,114	68,989	38,099	28,005
Mortgage sales	64,212	81,046	56,438	30,017	29,999
Mortgage servicing portfolio	422,802	402,062	370,033	351,888	341,600
Mortgage servicing rights	3,359	2,820	2,709	3,294	3,316

Mortgage servicing revenue:
Loan servicing fees	259	242	226	217	209
OMSR amortization	(349)	(329)	(251)	(94)	(70)
Net administrative fees	(90)	(87)	(25)	123	139
OMSR valuation adjustment	419	(221)	(771)	(127)	-
Net loan servicing fees	329	(308)	(796)	(4)	139
Gain on sale of mortgages	1,181	1,529	1,101	565	425
Mortgage banking revenue, net	$1,510	$1,221	$305	$561	$564

Mortgage loan originations were exceptionally strong for the first quarter of 2012: $68.3 million, up $40.3 million, or 144 percent, from the $28.0 million generated in the first quarter of 2011. Sales into the secondary market were also exceptionally strong: $64.2 million, up $34.2 million, or 114 percent, above the $30.0 million sold in the year ago-quarter. In addition to the higher volume of sales, first quarter 2012 spreads were also stronger, totaling 1.84 percent of loans sold compared to 1.42 percent for the year-earlier quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.51 million for the first quarter of 2012 compared to $1.22 million for the linked quarter and $0.56 million for the year-ago first quarter, higher by $0.29 million and $0.95 million, respectively. The mortgage servicing valuation adjustment in the first quarter of 2012 was a favorable $0.42 million, compared to a charge of $0.22 million for the linked quarter. Valuation of the mortgage servicing portfolio benefited from a lower rate of prepayments this past quarter. The mortgage servicing portfolio at the end of the first quarter 2012 was $422.8 million, up $81.2 million, or 23.8 percent, from first quarter-end 2011.

The remainder of noninterest income, derived from wealth management and customer service fees, plus other income, primarily income from bank-owned life insurance, was $1.48 million for the first quarter of 2012, virtually unchanged from the linked and year-ago quarters. These areas have provided ongoing stability to Rurban’s noninterest income stream. Rurban remains highly diversified for a bank of its asset size. Core noninterest income contributed 41.7 percent of first quarter 2012 core revenue; this compares to a 37.2 percent contribution for first quarter 2011.

Loan Loss Provision

The loan loss provision was $0.45 million for the first quarter of 2012, a decline of $0.05 million from the first quarter of 2011. The decreased provision expense reflects a 39 percent decline in nonperforming loans over the past twelve months, and lower net charge-offs. The loan loss reserve at first quarter-end 2012 was 1.50 percent of total loans, providing 82 percent coverage of nonperforming loans at quarter-end; this compares to reserve coverage of 49 percent at first quarter-end 2011. Nonperforming loans declined by $5.2 million year over year, while net charge-offs declined by $0.25 million.

Noninterest Expense

For the first quarter of 2012, noninterest expense was $6.7 million, a decline of $0.4 million, or 5.4 percent, from the $7.1 million reported for the 2011 first quarter. Although compensation expense was only minimally lower despite a decline of 24 FTE staff, cost savings were also achieved in virtually every expense category. For the quarter ended December 31, 2011, Rurban reported RDSI-related impairments totaling $1.0 million. Excluding these and other nonrecurring charges, noninterest expense from operations for the linked quarter was $6.8 million. Reflecting this improvement in first quarter 2012 operating revenue and expense, the efficiency ratio declined to 76.6 percent, from 86.1 percent for the year-ago quarter.

Balance Sheet

Total assets as of March 31, 2012 were $645.0 million, a decline of $10.0 million, or 1.5 percent, from first quarter-end 2011. The deleveraging transactions completed during June of 2011 contributed to a significant decline in the securities portfolio. Since the prior year, securities are lower by $20.5 million.

Total deposits as of first quarter-end 2012 were $535.5 million, higher by $22.5 million than at first quarter-end 2011. As a result of the balance sheet deleveraging, combined with lower cash reserves, State Bank was able to reduce higher cost repos and FHLB advances by $35.8 million since the prior-year; they now stand at $30.4 million.

Loan Portfolio

($ in Thousands)	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011	Variance YOY
Commercial	$78,450	$78,112	$77,269	$74,613	$70,788	$7,662
% of Total	17.8%	17.7%	17.6%	17.0%	16.8%	10.8%
Commercial RE	188,984	187,829	186,411	190,625	181,750	7,234
% of Total	43.0%	42.4%	42.4%	43.6%	43.1%	4.0%
Agriculture	37,741	38,361	38,601	38,453	37,206	535
% of Total	8.6%	8.7%	8.8%	8.8%	8.8%	1.4%
Residential RE	84,771	87,656	85,399	82,782	82,436	2,335
% of Total	19.3%	19.8%	19.5%	18.9%	19.5%	2.8%
Consumer & Other	49,775	50,596	51,246	51,078	49,986	(211)
% of Total	11.3%	11.4%	11.7%	11.7%	11.8%	-

Total Loans	$439,721	$442,554	$438,926	$437,551	$422,166	$17,555
						4.2%

Total loans held for investment (HFI) were $439.7 million at March 31, 2012 compared to $422.2 million for the prior-year quarter-end, up $17.6 million, or 4.2 percent. Commercial loans accounted for the majority of growth, namely, commercial real estate (“CRE”), up $7.2 million, or 4.0 percent, and commercial and industrial (“C&I”) loans, up $7.7 million, or 10.8 percent. Year-to-date, loans declined by $2.8 million, primarily from a $2.9 million decline in residential mortgages held in portfolio.

Asset Quality

Rurban continues to improve on its asset quality, reporting nonperforming assets of $9.9 million for the current quarter, lower by $4.4 million, or 30.6 percent, than the prior year first quarter-end. Delinquency levels are down significantly, with the 30-89 day category totaling $0.57 million at the end of the 2012 first quarter compared to $0.90 million for the prior-year first quarter, and $1.98 million for the linked quarter.

Summary of Nonperforming Assets
($ in Thousands)
Nonperforming Loan Category	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011
Commercial	$2,021	$2,393	$2,466	$2,507	$2,950
% of Total Commercial loans	2.58%	3.06%	3.19%	3.36%	4.17%
Commercial RE loans	1,481	1,456	2,210	2,620	5,336
% of Total CRE loans	0.78%	0.78%	1.19%	1.37%	2.94%
Agriculture	113	-	87	87	87
% of Total Ag loans	0.30%	-	0.23%	0.23%	0.23%
Residential RE	1,840	2,471	2,107	2,436	3,466
% of Total Res. RE loans	2.17%	2.82%	2.47%	2,94%	4.20%
Consumer & Other	1,056	580	461	423	282
% of Consumer & Other loans	2.12%	1.15%	0.90%	0.83%	0.56%
Total Nonaccruing Loans	6,511	6,900	7,331	8,073	12,121
% of Total Loans	1.48%	1.56%	1.67%	1.85%	2.87%
Accruing Restructured Loans)	1,593	1,334	1,311	1,312	1,229
Total Nonperforming Loans	$8,104	$8,234	$8,642	$9,385	$13,350
% of Total Loans	1.84%	1.86%	1.97%	2.14%	3.16%
OREO & Repossessed Vehicles	1,807	1,830	1,970	2,056	924
Total Nonperforming Assets	$9,911	$10,064	$10,612	$11,441	$14,274
% of Total Assets	1.54%	1.60%	1.70%	1.85%	2.18%

Nonaccruing loans were $6.5 million as of March 31, 2011, a decline of $5.6 million, or 46 percent from the year-earlier level. The greatest improvement was reflected in the CRE portfolio, where nonaccrual loans declined by $3.9 million, or 72 percent, to $1.5 million over the past twelve months. As of March 31, 2012, only 0.8 percent of CRE loans were on nonaccrual status compared to 2.9 percent at the prior year quarter-end. Currently, Rurban has only three nonperforming relationships that exceed $1.0 million; together, they account for $4.0 million, or 40 percent, of nonperforming assets.

NONPERFORMING ASSET RECONCILIATION

($ in Thousands)	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Mar. 2011
Beginning Balance	$10,064	$10,612	$11,441	$14,274	$14,929
Additions	906	1,193	432	289	1,076
Returns to performing status	(419)	(169)	(206)	(352)	(83)
Principal payments	(402)	(375)	(281)	(844)	(118)
Sale of OREO/OAO	(23)	(358)	(246)	(416)	(1,014)
Loan charge-offs	(474)	(648)	(527)	(1,593)	(639)
Valuation write-downs	-	(214)	-	-	-
Restructured Loan Activity	259	23	(1)	83	123
Net Change	(153)	(548)	(829)	(2,833)	(655)
Total	$9,911	$10,064	$10,612	$11,441	$14,274

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and loan production offices in Columbus, Ohio and Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

Contact Information:

At Rurban Financial Corp.:

Anthony V. Cosentino, CFO

419-785-3663

Tony.Cosentino@thebank-sbt.com

RURBAN FINANCIAL CORP. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in Thousands)	2012	2011	2011	2011	2011

ASSETS
Cash and due from banks	$29,602	$14,846	$13,764	$10,486	$38,090

Investment Securities:
Securities available for sale, at fair value	110,603	111,978	104,615	104,770	131,053
Other securities - FRB and FHLB Stock	3,685	3,685	3,748	3,748	3,748

Total investment securities	114,288	115,663	108,363	108,518	134,801

Loans held for sale	11,384	5,238	10,590	7,211	5,424

Loans, net of unearned income	439,721	442,554	438,926	437,551	422,166
Allowance for loan losses	(6,609)	(6,529)	(6,235)	(6,444)	(6,593)

Net loans	433,112	436,025	432,691	431,107	415,573

Premises and equipment, net	13,282	13,773	14,120	14,359	14,361
Purchased software	386	159	805	875	947
Cash surrender value of life insurance	12,312	12,224	12,134	12,042	11,951
Goodwill	16,353	16,353	16,734	16,734	16,734
Core deposits and other intangibles	1,691	1,849	2,006	2,191	2,388
Foreclosed assets held for sale, net	1,807	1,830	1,970	2,056	924
Mortgage servicing rights	3,359	2,820	2,709	3,294	3,316
Accrued interest receivable	1,802	1,635	2,061	1,959	2,364
Other assets	5,598	6,249	5,846	7,229	8,095
Total assets	$644,976	$628,664	$623,793	$618,061	$654,968

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$71,077	$65,963	$62,080	$59,651	$64,028
Interest bearing demand	118,898	107,446	103,229	101,972	107,940
Savings	52,599	49,665	48,146	48,771	48,983
Money market	82,799	74,244	79,163	72,823	77,482
Time deposits	210,119	221,447	221,731	212,653	214,528

Total deposits	535,492	518,765	514,349	495,870	512,961

Notes payable	2,519	2,788	2,865	3,142	3,218
Advances from Federal Home Loan Bank	12,611	12,776	12,940	24,602	16,680
Fed funds purchased	-	-	-	2,000	-
Repurchase agreements	17,771	18,779	18,778	19,867	49,499
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	3,556	2,954	2,704	2,392	2,196
Other liabilities	3,381	4,050	3,985	3,554	3,529

Total liabilities	595,950	580,732	576,241	572,047	608,703

Equity
Preferred stock	-	-	-	-	N/A
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,338	15,323	15,302	15,280	15,258
Retained earnings	21,438	20,466	20,192	19,590	18,813
Accumulated other comprehensive income	1,450	1,343	1,258	344	1,394
Treasury stock	(1,769)	(1,769)	(1,769)	(1,769)	(1,769)

Total equity	49,026	47,932	47,552	46,014	46,265

Total liabilities and equity	$644,976	$628,664	$623,793	$618,061	$654,968

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - (Unaudited)

Three Months Ended

($ in Thousands)	March	December	September	June	March
Interest income	2012	2011	2011	2011	2011
Loans
Taxable	$5,928	$6,171	$6,251	$6,170	$5,852
Nontaxable	23	24	24	15	11
Securities
Taxable	399	387	446	566	611
Nontaxable	147	170	172	302	336
Other	-	-	-	-	-
Total interest income	6,497	6,752	6,893	7,053	6,810

Interest expense
Deposits	854	946	976	1,010	1,049
Other borrowings	34	22	25	24	25
Repurchase Agreements	68	70	72	344	426
Federal Home Loan Bank advances	74	77	79	113	133
Trust preferred securities	592	358	356	349	344
Total interest expense	1,622	1,473	1,508	1,840	1,977

Net interest income	4,875	5,279	5,385	5,213	4,833

Provision for loan losses	450	299	297	898	499

Net interest income after provision
for loan losses	4,425	4,980	5,088	4,315	4,334

Noninterest income
Data service fees	643	671	743	1,304	912
Trust fees	642	623	629	669	695
Customer service fees	631	647	664	640	581
Gain on sale of mortgage and OMSR's	1,181	1,529	1,101	565	425
Mortgage loan servicing fees, net	329	(308)	(796)	(4)	139
Gain on sale of non-mortgage loans	-	127	-	38	43
Net gain (loss) on sales of securities	-	-	-	1,871	-
Loss on sale or disposal of assets	(56)	(46)	(27)	(160)	(100)
Other income	211	180	161	174	168
Total non-interest income	3,581	3,423	2,475	5,097	2,863

Noninterest expense
Salaries and employee benefits	3,499	3,488	3,583	3,573	3,530
Net occupancy expense	548	531	568	517	584
Equipment expense	711	709	690	718	711
FDIC insurance expense	214	191	145	254	318
Fixed asset and software impairment	-	609	-	-	-
Data processing fees	113	131	158	192	144
Professional fees	385	493	377	577	474
Marketing expense	90	93	89	90	56
Printing and office supplies	78	52	86	119	76
Telephone and communication	144	139	141	143	157
Postage and delivery expense	229	235	260	259	344
State, local and other taxes	120	77	103	134	144
Employee expense	106	113	143	172	96
Goodwill Impairment	-	381	-	-	-
Other intangible amortization expense	157	157	185	197	197
OREO Impairment	-	214	-	-	-
Other expenses	282	359	295	1,453	229
Total non-interest expense	6,676	7,972	6,823	8,398	7,060

Income before income tax expense	1,330	431	740	1,014	137
Income tax expense	358	157	137	237	126

Net income	$972	$274	$603	$777	$11

Common share data:
Basic earnings per common share	$0.20	$0.06	$0.12	$0.16	$0.00
Diluted earnings per common share	$0.20	$0.06	$0.12	$0.16	$0.00

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands except per share data)	Three Months Ended

	March	December	September	June	March
SUMMARY OF OPERATIONS	2012	2011	2011	2011	2011

Net interest income	$4,875	5,279	5,385	5,213	4,833
Tax-equivalent adjustment	$88	100	101	163	179
Tax-equivalent net interest income (core)	$4,963	5,379	5,486	5,376	5,012
Provision for loan loss	$450	299	297	898	499
Noninterest income	$3,581	3,423	2,475	5,097	2,863
Less: Non core items	$(34)	46	27	(2,230)	100
Core noninterest income	$3,547	3,469	2,502	2,867	2,963
Total revenue, tax-equivalent	$8,544	8,802	7,961	10,473	7,875
Core revenue, tax-equivalent	$8,510	8,848	7,988	8,243	7,975
Noninterest expense	$6,676	7,972	6,823	8,398	7,060
Less: Non core items	$-	1,204	-	1,083	-
Core noninterest expense	$6,676	6,768	6,823	7,315	7,060
Pre provision pretax income (loss)	$1,780	730	1,037	1,912	636
Core pre provision pretax income	$1,746	1,980	1,064	765	737
Pretax income (loss)	$1,330	431	740	1,014	138
Net income (loss)	$972	274	603	777	11
Core earnings (loss) after tax	$950	1,099	621	20	77

PER SHARE INFORMATION:
Basic & diluted earnings	$0.20	0.06	0.12	0.16	0.00
Core earnings	$0.20	0.23	0.13	0.00	0.02
Book value per common share	$10.08	9.86	9.78	9.46	9.52

PERFORMANCE RATIOS:
Return on average assets	0.61%	0.17%	0.38%	0.48%	0.01%
Core return on average assets	0.60%	0.69%	0.40%	0.01%	0.05%
Return on average common equity	8.04%	2.33%	5.12%	6.66%	0.09%
Core return on avg. tangible common equity	12.67%	15.65%	9.06%	0.30%	1.18%
Earning asset yield	4.77%	4.93%	5.07%	5.14%	5.04%
Cost of interest bearing liabilities	1.28%	1.15%	1.19%	1.39%	1.46%
Core efficiency ratio	76.61%	74.72%	83.10%	86.35%	86.05%
Core noninterest expense/average assets	4.20%	4.25%	4.35%	4.51%	4.27%
Core noninterest income/operating revenue	41.52%	39.41%	31.43%	27.37%	37.63%
Net interest margin	3.53%	3.80%	3.90%	3.71%	3.48%
Tax equivalent effect	0.07%	0.07%	0.08%	0.12%	0.13%
Net interest margin - fully tax equivalent basis	3.60%	3.87%	3.98%	3.83%	3.61%

ASSET QUALITY RATIOS:
Gross charge-offs	$474	648	527	1,593	639
Recoveries	$104	642	21	545	18
Net charge-offs	$371	6	506	1,048	621
Nonaccruing loans/total loans	1.48%	1.56%	1.67%	1.85%	2.87%
Nonperforming loans/total loans	1.84%	1.86%	1.97%	2.14%	3.16%
Nonaccruing assets/ loans & OREO	1.88%	1.96%	2.11%	2.30%	3.08%
Nonperforming assets/total assets	1.54%	1.60%	1.70%	1.85%	2.18%
Allowance for loan loss/nonperforming loans	81.6%	79.3%	72.1%	68.7%	49.4%
Allowance for loan loss/total loans	1.50%	1.48%	1.42%	1.47%	1.56%
Net loan charge-offs/average loans (ann.)	0.34%	0.01%	0.46%	0.97%	0.59%
Loan loss provision/net charge-offs	121.46%	5243.77%	58.69%	85.74%	80.33%

CAPITAL & LIQUDITY RATIOS:
Loans/Deposits	82.12%	85.31%	85.34%	88.24%	82.30%
Equity/Assets	7.60%	7.62%	7.62%	7.44%	7.06%
Tangible equity/Tangible assets	4.88%	4.85%	4.64%	4.38%	4.13%

END OF PERIOD BALANCES
Total loans	$439,721	442,554	438,926	437,551	422,166
Total assets	$644,976	628,664	623,793	618,061	654,968
Deposits	$535,492	518,765	514,349	495,870	512,961
Stockholders equity	$49,026	47,932	47,552	46,014	46,265
Intangibles	$18,430	18,361	19,545	19,800	20,069
Tangible equity	$30,596	29,571	28,007	26,214	26,196
Full-time equivalent employees	203	210	215	228	227

AVERAGE BALANCES
Total loans	$436,384	437,020	437,744	430,363	422,519
Total earning assets	$552,016	556,004	551,744	561,353	554,975
Total assets	$635,849	636,932	627,291	648,681	661,621
Deposits	$523,193	522,472	512,190	510,591	520,045
Stockholders equity	$48,377	47,035	47,087	46,629	46,229
Tangible equity	$29,981	28,082	27,414	26,694	26,024

Rurban Financial Corp.
Segment Reporting - (Unaudited)

3 Month Ended March 31, 2012

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.
($ in Thousands)

Income Statement Measures

Interest income	$6,498	-	6,498	-	-	6,498
Interest expense	997	612	1,609	13	-	1,622

Net interest income	5,501	(612)	4,889	(13)	-	4,876

Provision for loan loss	450	-	450	-	-	450

Non-interest income	3,044	69	3,113	1,436	(969)	3,580
Non-interest expense	6,447	294	6,741	884	(949)	6,676

Net income - QTD	$1,184	(548)	636	356	(20)	972

Performance Measures

Average assets - QTD	$628,650	-	632,570	3,279	-	635,849
Return on average assets	0.75%	-	0.40%	43.42%	-	0.61%

Average equity - QTD	$69,717	-	48,377	(1,860)	-	48,377
Return on average equity	6.79%	-	5.26%	-	-	8.04%

Average loans - QTD	$437,419	2,000	439,419	-	(3,035)	436,384
Average deposits - QTD	$524,528	-	524,528	-	(1,335)	523,193

RURBAN FINANCIAL CORP.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended

($ in Thousands)	March	December	September	June	March
	2012	2011	2011	2011	2011

GAAP Earnings	$972	274	603	777	11

Realized securities gains (1)	-	-	-	(1,871)	-
Prepayment penalties (1)	-	-	-	1,083	-
(Gains)/losses on sales of assets (1)	56	46	27	160	100
OREO writedown (1)	-	214	-	-	-
Hardware write-offs (2)	-	609	-	-	-
Contract buyouts (2)	(90)	-	-	(519)	-
Writedown of goodwill and other intangibles (2)	-	381	-	-	-

Total non-core Items	(34)	1,250	27	(1,147)	100

Applicable income tax effect on non-core Items	12	(425)	(9)	390	(34)

After-tax non core Items	(22)	825	18	(757)	66

Core recurring net income	950	1,099	621	20	77

(1) State Bank & Trust
(2) RDSI